                                 EXHIBIT 10.90
                                 -------------
                              SEPARATION AGREEMENT
                           AND MUTUAL GENERAL RELEASE

          This Separation Agreement and Mutual General Release ("Agreement") is made and entered into as of the 12th day of February, 1998, at Los Angeles,
                                ----        --------
California by and among SMART & FINAL, INC., a Delaware corporation ("SFI"), on the one hand; and ROGER M. LAVERTY, III, an individual ("Laverty") and JILL LAVERTY, an individual, on the other hand.

                                R E C I T A L S
                                ---------------

          A. Laverty has been employed by SFI or its predecessor from April 2, 1979 through the present, most recently as Chief Executive Officer, as a member of the Board of Directors of SFI, and as an officer and director of various affiliates and subsidiaries of SFI.

          B. Laverty has been most recently employed by SFI pursuant to that certain Employee Agreement made, entered into, and effective as of January 1, 1997 (the "Employment Agreement").

          C. SFI and Laverty have determined that Laverty should end his employment as Chief Executive Officer of SFI, as a member of SFI's Board of Directors, and as an officer and/or director of SFI's subsidiaries and affiliates effective a date to be determined.

          D. Certain differences have arisen as to the respective rights and obligations of SFI and Laverty pursuant to the Employment Agreement.

          E. Laverty and SFI desire to resolve their disputes and differences, and to determine their respective rights, benefits, duties and obligations, and therefore enter into this Agreement upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and agreements herein contained, the parties hereto agree as follows:

                               A G R E E M E N T
                               -----------------

          1.  Payments to Laverty.  Commencing May 1, 1998 or such other date as
              -------------------
the parties may agree (the "Commencement Date"), SFI shall pay Laverty the total of Two Million Two Hundred and No/100 Dollars ($2,200,000.00) in equal monthly payments for thirty-six (36) months, each installment to be payable on the last day of each month, subject to the ordinary withholding taxes. Five Thousand and No/100 Dollars ($5,000.00) of each such payment shall represent compensation of Laverty pursuant to the Consultant Agreement described in Paragraph 5 of this Agreement.

          2.  Continuing Benefits.  For thirty-six (36) consecutive months
              -------------------
commencing on the Commencement Date:

          (a) Laverty shall receive health, dental, vision, life insurance, and other incidental benefits (except the AYCO financial consulting services, which are specifically excluded) on the same basis as Laverty receives such benefits as of the date of execution of this Agreement.

          (b) Laverty shall be eligible to contribute to SFI's 401(k) plan and the Smart & Final Supplemental Deferred Compensation Plan; provided, however, that SFI shall have no obligation to make any contributions to either plan on Laverty's behalf.

          (c) Laverty shall participate in the SFI automobile plan and receive an automobile allowance on the same basis as that received by him during calendar year 1997.

          (d) Laverty shall continue to accrue years of service for purposes of computing his SERP benefit under SFI's Supplemental Executive Retirement Plan (the "SERP").

          (e) Laverty may exercise all unqualified stock options which have vested as of the Commencement Date to the extent such options have not expired pursuant to their respective terms.

          3.  SERP Benefit.  SFI and Laverty shall amend Laverty's SERP
              ------------
agreement to provide that Laverty will continue to be a Plan participant until "Normal Retirement" or "Early Retirement" as those terms are defined in the SERP Plan.

Laverty's SERP Plan Agreement shall survive his termination of employment. Depending on when Laverty opts to commence receiving benefits under the SERP, Laverty's benefit may be actuarially reduced as provided in the SERP. The "Final Average Compensation" which shall be utilized for determining Plan benefits Six Hundred Ninety-Four Thousand and No/100 Dollars ($694,000.00) (determined using "Compensation" of Eight Hundred Twenty Thousand and No/100 Dollars ($820,000.000 for calendar 1996, Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) for calendar 1997 and an aggregate of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00) for calendar years 1998 through and including 2000.

          4.  Retiree Medical Benefits.  Laverty and his wife, Jill, shall be
              ------------------------
entitled to the maximum retiree health benefits available as those benefits are defined in that certain SmartCare brochure entitled "General Information for Retirees" and in the pertinent Plan documents and policies as they exist as of the date of execution of this Agreement.

          5.  Deferred Compensation and 401(k) Plan Benefits.  Laverty shall be
              ----------------------------------------------
entitled to all benefits under the Smart & Final Deferred Compensation Plan, that certain Deferred Compensation Agreement between SFI and Laverty dated as of March 31, 1994, that certain Deferred Compensation Agreement between SFI and Laverty dated as of April 15, 1992, and SFI's 401(k) plan, to the extent such benefits have vested as of the last day of the thirty-sixth (36th) month following the Commencement Date.

          6.  Employment of Laverty as a Consultant.  Commencing with the
              -------------------------------------
Commencement Date and continuing for thirty-six (36) months thereafter, Laverty shall be employed by SFI as a consultant. No later than the Commencement Date, Laverty and SFI shall execute a Consultant Agreement in the form attached hereto as Exhibit A.

          7.  Change of Control.  In the event of a "change of control," all
              -----------------
payment pursuant to Section 1 of this Agreement shall immediately become due and payable. For purposes of this Agreement, "change of control" shall mean the sale of fifty percent (50%) or more of the common stock or assets of SFI or when current shareholders of SFI or their affiliates otherwise fail to own 50% or more of the common stock of SFI or the approval by the stockholders of SFI of a plan of complete liquidation of SFI or an agreement for the sale or disposition (including, without limitation, dispositions through merger or consolidation) by SFI of all or substantially all of SFI's assets.

          8.  General Release of SFI.  Except for the obligations set forth
              ----------------------
herein and any obligation to indemnify Laverty imposed by operation of law or provided in

SFI's Certificate of Incorporation or Bylaws, Laverty and Jill Laverty hereby acknowledge full and complete satisfaction of and do hereby release and fully discharge SFI, its predecessor, successor, parent, subsidiary and affiliated entities, past and present as well as its partners, officers, directors, shareholders, agents, servants, employees, representatives, attorneys, heirs, successors and assigns, past and present, and each of them (collectively referred to as the "SFI Releasees"), from any and all claims, demands, and causes of action of every kind and nature (including, without limitation, claims for damages, costs, expenses, loss of services, loss of consortium, and attorneys' and accountants' fees and expenses), whether known or unknown, suspected or unsuspected, which Laverty and Jill Laverty now owns or holds or at any time heretofore has owned or held against the SFI Releasees, or any of them, arising out of, resulting from, or in any way related to any transaction, agreement, occurrence, act, or omission whatsoever occurring, existing, or omitted at any time before the date hereof, including, without limiting the generality of the foregoing, such claims, demands, and causes of action

               (a) Arising out of or in any way connected with Laverty's employment by SFI.

          (b) Arising out of any federal, state or other government statute or ordinance, including without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (29 U.S.C. (S) 21 et seq.), the California Fair Employment and Housing Act, or any other legal limitation on the employment relationship.

          9.  Review and Revocation Period; Effective Date.  SFI and Laverty
              --------------------------------------------
agree that Laverty shall have twenty-one (21) days to review this Agreement and consult legal counsel if he so chooses, during which time the proposed terms of this Agreement shall not be amended, modified or revoked by SFI. Laverty may revoke this Agreement if he so chooses by providing notice of his decision to revoke the Agreement to SFI within seven days following the date he signs this Agreement. This Agreement shall become effective and enforceable upon expiration of such seven (7)-day revocation period. Laverty acknowledges and agrees that the compensation and benefits he is receiving pursuant to this Agreement is greater than the compensation and benefits to which he would otherwise have been entitled to upon termination of his employment with SFI.

          10.  General Release of Laverty.  Except for the obligations set forth
               --------------------------
herein, any claims for willful misconduct or fraud, and any loans or borrowings by Laverty from any deferred compensation plan or agreement, SFI for itself and for its subsidiaries and affiliate corporations hereby acknowledges full and complete satisfaction of and does hereby release and fully discharge Laverty, his agents, servants, employees, representatives, attorneys, heirs, successors and assigns, past and present, and each of them (collectively referred to as the "Laverty Releasees"), from any and all claims, demands, and causes of action of every kind and nature (including, without limitation, claims for damages, costs, expenses, loss of services, and attorneys' and accountants' fees and expenses), whether known or unknown, suspected or unsuspected, which SFI or its subsidiary or affiliate corporations now own or hold or at any time heretofore has owned or held against the Laverty Releasees, or any of them, arising out of, resulting from, or in any way related to any transaction, agreement, occurrence, act, or omission whatsoever occurring, existing, or omitted at any time before the date hereof, including, without limiting the generality of the foregoing, such claims, demands, and causes of action arising out of or in any way connected with Laverty's employment by SFI.

          11.  Release of Unknown Claims.  It is the intention of the parties
               -------------------------
hereto in executing this Settlement Agreement that this instrument is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action released hereby. Each party recognizes that he or it may have some claim, demand, or cause of action against another party of which he or it is totally unaware and unsuspecting, which he or it is giving up by execution of the General Release. It is the intention of the parties in executing this instrument that it will deprive them of each such claim, demand or cause of action and prevent them from asserting it against any other party to whom a General Release has been given. In furtherance of this intention, each party hereto expressly waives any rights or benefits conferred by the provisions of
Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          12.  Consultation With Counsel.  Each party hereto acknowledges and
               -------------------------
represents that he or it has consulted with legal counsel before effecting this settlement and executing this Agreement and that he or it understands its meaning, including the effect of Section 1542 of the California Civil Code and the release of any claims under the Age Discrimination in Employment Act of 1967 (20 U.S.C. (S) 21, et. seq.), and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to the release of unknown and unsuspected claims, demands, and causes of action.

          13.  No Admissions.  This Agreement is part of the compromise and
               -------------
settlement of contested claims. No action taken by the parties hereto, either previously or in connection with the compromise reflected in this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any claim, demand, or cause of action referred to herein or relating to the subject matter of this Agreement, or any acknowledgment by them, or any of them, of any fault or liability to any party hereto or to any other person in connection with any matter or thing.

          14.  Non-Disparagement. Laverty shall not disparage or negatively
               -----------------
criticize SFI, its management, its products, or any of its employees to any other person in any manner whatsoever. SFI shall not disparage or negatively criticize Laverty in any manner whatsoever.

          15.  No Assignments.  Each party hereto represents and warrants to
               --------------
each other party hereto, and each of them, that no portion of any claim, demand, cause of action, or other matter released herein, nor any portion of any recovery or settlement to which one party might be entitled from another party, has been assigned or transferred to any other person or entity, either directly or by way of subrogation or operation of law. Each party hereby agrees to indemnify, defend, and hold harmless each other party, and each of them, from all loss, cost, claim, or expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorneys' and accountants' fees and expenses) arising out of any claim made or action instituted by any person or entity who claims to be the beneficiary of such assignment or transfer, and to pay and satisfy any judgment resulting from or any settlement of any such claim or action.

          16.  Governing Law.  This Agreement and its terms and conditions shall
               -------------
be governed by the laws and construed solely in accordance with the laws of the of State of California.

          17.  Failure or Delay Not a Waiver.  No failure or delay on the part
               -----------------------------
of any party to exercise any right hereunder, nor any other indulgence of such party, shall operate as a waiver of any other rights hereunder, nor shall any single exercise by any party of any right hereunder preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          18.  No Representations.  Each party hereto acknowledges that he or it
               ------------------
has relied wholly upon his or its own judgment, belief and knowledge of the existence, nature and extent of each claim, demand, or cause of action that he or it may have against another which is hereby released and that he or it has not been influenced to any extent in entering into this Agreement by any representations or statements regarding any such claim, demand, or cause of action made by any other party hereto. Each party acknowledges that he or it is executing and delivering this Agreement after having received from legal counsel of his or its own choosing legal advice as to her or its rights hereunder and the legal effect hereof.

          19.  Attorneys' Fees and Costs.  SFI shall pay Laverty's reasonable
               -------------------------
attorneys' fees, expenses, and costs incurred in the disputes being resolved by this Agreement and the preparation of this Agreement. All disputes arising under or relating in any fashion to this Agreement shall be determined by arbitration before the American Arbitration Association at Los Angeles, California. In the event any litigation, arbitration or other proceeding is brought for the interpretation or enforcement of this Agreement, or because of an alleged dispute, default, misrepresentation, or breach arising out of or relating to any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, costs, and expenses actually incurred in connection therewith, in addition to any other relief to which she, it, or they may be entitled.

          20.  Integration.  This Agreement constitutes the entire understanding
               -----------
between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto pertaining to the subject matter hereof.

          21.  Amendments.  No changes in, additions to, or modifications of
               ----------
this Agreement shall be valid unless set forth in writing executed by all parties hereto.

          22.  Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
be binding upon and inure to the benefit of the respective parties and their heirs, executors, administrators, agents, representatives, successors, and assigns.

          23.  Additional Documents.  The parties hereto agree to execute such
               --------------------
additional documents and perform such further acts as may be reasonably necessary to effectuate the purpose of this Agreement.

          24.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          25.  Headings.  The Headings in this Agreement are for convenience or
               --------
reference only, and shall not limit or otherwise affect the meaning hereof.

          26.  Authority to Execute.  Each individual signing this Agreement,
               --------------------
and any other documents executed in connection with this Agreement, whether signed individually or on behalf of any person or entity, warrants and represents that he or he has full authority to so execute the Agreement on behalf of the parties on whose behalf he so signs. Each separately acknowledges and represents that this representation and warranty is an essential and material provision of this Agreement and shall survive execution of this Agreement. The parties hereto each respectively represents that the attorneys signing this Agreement and the documents executed with this Agreement on their behalf respectively have been duly authorized and empowered to do so. SFI represents and warrants that it has the authority and capacity to perform each of its obligations under this Agreement or that it will cause such obligation to be fulfilled.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, consisting of eleven (11) pages, including Exhibit A, as of the date and year first written above.

                                SMART & FINAL, INC.

                                a Delaware corporation

                                By: /s/ Robert J. Emmons
                                   -----------------------------
                                    Name: Robert J. Emmons
                                          ----------------
                                    Its: Chairman & CEO
                                         --------------
                                    Date Signed: 2/11/98
                                                 -------

APPROVED AS TO FORM:

PERKINS COIE

By: /s/ Charles F. Palmer
   ---------------------------
    Charles F. Palmer
    Attorneys for Smart & Final, Inc.

                                 /s/ ROGER M. LAVERTY, III
                                ------------------------------------
                                ROGER M. LAVERTY, III
                                Date Signed: 2/10/98
                                             -------

                                 /s/ JILL LAVERTY
                                ------------------------------------
                                JILL LAVERTY
                                Date Signed: 2/10/98
                                             -------

APPROVED AS TO FORM:

LAW OFFICES OF HUGH M. BOSS

By:     /s/ HUGH M. BOSS
   --------------------------------------
    Hugh M. Boss
    Attorneys for Roger M. Laverty, III
    and Jill Laverty

                                   EXHIBIT A

                              CONSULTANT AGREEMENT

          This Agreement is made and entered into as of the ____ day of _____________, 1998 at Los Angeles, California by and between SMART & FINAL, INC. (the "Company"), and ROGER M. LAVERTY, III ("Laverty").

                                R E C I T A L S
                                ---------------


          A. The Company desires to retain the services of Laverty as a consultant to provide advice and assistance to the Company on various issues related to the management of the Company.

          B.  Laverty desires to be employed by the Company as a consultant.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

                               A G R E E M E N T
                               -----------------


1.    Services.  Laverty shall be employed by the Company as a consultant to
      --------
advise and assist the Company on management issues or such other matters as the Company from time to time may determine. Laverty shall provide such consulting services at such times and in such manner as the Company may reasonably determine. The Company shall give Laverty reasonable notice. During the term of this Agreement, Laverty shall be available to provide such services for the Company for at least twenty-five (25) hours per month. The Company agrees and acknowledges that subject to Paragraph 4 hereof, Laverty may be employed on a part-time or full-time basis by one or more third party employers during the term hereof.

2.    Compensation.  Five Thousand and No/100 Dollars ($5,000.00) of each of the
      ------------
monthly payments provided in paragraph 1 of that certain Separation Agreement and Mutual General Release between the Company, one the one hand, and Laverty and Jill Laverty, on the other hand, shall constitute compensation to Laverty for his services rendered under this Consultant Agreement.

3.    Term.  The term of this Consultant Agreement shall be three (3) years
      ----
commencing on May 1, 1998 or such other date as the parties may agree.

4.    Noncompetition.  During the first twelve (12) months of the term of this
      --------------
Consultant Agreement, Laverty will not, directly or indirectly, be employed by, own, manage, operate, join, control, or participate in the ownership, management, operation or control of any business or entity engaged in the food service distribution business or the cash-and-carry grocery business.

5.    Nonsolicitation. During the term of this Consultant Agreement, Laverty
      ---------------
will not induce or attempt to induce, directly or indirectly, any employee of the Company to terminate his or her employment with the Company to work for Laverty or any other person or entity.

6.    Remedy.  Laverty acknowledges that any breach by Laverty of paragraphs 4
      ------
or 5 of this Consultant Agreement will cause irreparable injury to the Company. Accordingly, in the event of such breach or an impending breach, the Company shall be entitled to obtain temporary restraining orders, injunctions and other equitable relief from a court in addition to and not in lieu of the right to seek damages and any other right or remedy afforded to the Company by law or otherwise. The prevailing party in any action to enforce the provisions of this Consultant Agreement shall be entitled to recover from the other party all reasonable expenses incurred in such action, including reasonable attorneys' fees.

7.    Entire Agreement.  This Consultant Agreement constitutes the entire
      ----------------
agreement, and supersedes any and all prior agreements, whether written or oral, of the parties hereto relating to the services rendered hereunder and the subject matter hereof. This Consultant Agreement may only be amended by a written agreement signed by all parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Consultant Agreement as of the date and year first written above.

                              SMART & FINAL, INC.

                              a Delaware corporation

                              By ____________________________________
                                  Name: ____________________________
                                  Its: _______________________________
                                  Date Signed: _______________________

                               /s/ ROGER M. LAVERTY, III
                              ______________________________________
                              ROGER M. LAVERTY, III
                              Date Signed: ____________________________